UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2007

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file Number)	Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6189
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02 - Results of Operations and Financial Condition

The following information is disclosed pursuant to Item 2.02 - Results of Operations and Financial Condition:

On November 1, 2007, Rowan Companies, Inc. issued a press release announcing its operating results for the third quarter of 2007. The press release is attached as Exhibit 99.1.

Item 8.01 - Other Events

The following information is disclosed pursuant to Item 8.01 - Other Events:

Rowan Companies, Inc. announced today that it has entered into contracts with Keppel AmFELS, Inc. for the construction of four Super 116E class jack-ups. The rigs will be built at AmFELS’ Brownsville, Texas shipyard, with delivery scheduled at approximately four-month intervals beginning in the second quarter of 2010. Rowan’s total cost of each rig is expected to average approximately $175 million, with more than one-third of that amount attributable to the cost value of the design, kit components and drilling equipment to be provided by the Company’s manufacturing businesses.  The press release is attached as Exhibit 99.2.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

99.1	Press release of Rowan Companies, Inc. dated November 1, 2007 announcing its operating results for the third quarter of 2007

99.2	Press release of Rowan Companies, Inc. dated November 1, 2007 announcing the construction of four Super 116E class jack-ups

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ROWAN COMPANIES, INC.

                                                                     By: /s/ W. H. WELLS_________________
                                W. H. Wells,
                                Vice President - Finance and Chief Financial Officer

Dated: November 1, 2007

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

99.1	Press release of Rowan Companies, Inc. dated November 1, 2007 announcing its operating results for the third quarter of 2007

99.2	Press release of Rowan Companies, Inc. dated November 1, 2007 announcing the construction of four Super 116E class jack-ups